Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2012 Results and Narrows Guidance to Middle of Range

Financial Highlights

•                  $657 million of adjusted EBITDA, including $173 million delivered by NRG’s retail businesses in the third quarter of 2012;

•                  $1,496 million of adjusted EBITDA in the first nine months of 2012, including $504 million delivered by NRG’s retail businesses;

•                  $806 million of Free Cash Flow (FCF) before growth investments in the first nine months of 2012;

•                  $2,710 million of total liquidity at the end of the third quarter, adjusted for the $270 million redemption of our Senior Notes in October

Guidance

•                  2012 Guidance Narrowed:

•                  Adjusted EBITDA: $1,875-$1,925 million;

•                  FCF before growth investments: $900-$950 million

•                  2013 and 2014 Guidance Reaffirmed (NRG standalone basis):

•                  2013 Adjusted EBITDA $1,700-$1,900 million;

•                  2013 FCF before growth investments: $650-$850 million;

•                  2014 Adjusted EBITDA $1,700-$1,900 million;

•                  2014 FCF before growth investments: $500-$700 million

Business and Operational Highlights

•                  GenOn merger remains on track with closing expected by first quarter 2013;

•                  $100 million in deleveraging, representing approximately $14 million in annual interest savings, achieved via refinancing of Senior Unsecured Notes, due 2017;

•                  $110 million reduction in expected environmental capital expenditures through 2016 reflecting a decrease in costs related to changes in technology, completing projects below budget, and shifts in compliance schedules based on regulatory changes;

•                  Retail customer count increased 124,000 since year end 2011 including 79,000 in the Northeast markets

PRINCETON, NJ; November 2, 2012—NRG Energy, Inc. (NYSE: NRG) today reported third quarter 2012 adjusted EBITDA of $657 million with Wholesale contributing $449 million, Retail contributing $173 million and Solar projects contributing $35 million. The Company reported third quarter 2012 net loss of $1 million, or ($0.01) per diluted common share compared, to a net loss of $55 million, or ($0.24) per diluted common share, for the third quarter of 2011.

Adjusted EBITDA for the nine months ended September 30, 2012, was $1,496 million and adjusted cash flow from operations was $993 million. Adjusted cash flow from operations improved $386 million as compared to the nine months ended September 30, 2011, due to improved operational results, reduced interest expense and reductions in collateral postings. Wholesale contributed $928 million of adjusted EBITDA, Retail contributed $504 million of adjusted EBITDA and Solar projects contributed $64 million. Year-to-date 2012 FCF before growth investments was $806 million. Net income for the first nine months of

2012 was $43 million, or $0.16 per diluted common share, compared to net income of $306 million, or $1.22 per diluted common share, for the first nine months of 2011.

“The twin focus of NRG management this quarter has been on achieving in a timely manner all of the milestones, including integration planning, towards closing the GenOn transaction and on delivering a solid third quarter 2012 financial performance.  I am pleased to say that we have achieved both,” commented David Crane, NRG’s President and Chief Executive Officer. “As we move to realize the substantial EBITDA and cash flow synergies directly created by this powerful merger, we are also preparing to capture the ‘knock on’ benefits of the combination in terms of operational cost synergies, retail expansion and the like.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/12	9/30/11	9/30/12	9/30/11
Retail	173	145	504	504
Texas	324	188	689	642
Northeast	58	43	83	94
South Central	31	42	84	106
West	31	34	68	59
Other	16	15	52	43
Alternative Energy(1)	24	(5)	35	(9)
Corporate	—	(4)	(19)	(9)
Adjusted EBITDA(2)	657	458	1,496	1,430

(1)   Alternative Energy includes the results of the Company’s Solar projects

(2)   Detailed adjustments by region are shown in Appendix A

Table 2: Net (Loss)/Income

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/12	9/30/11	9/30/12	9/30/11
Retail	(300)	36	504	350
Texas	299	(45)	(202)	193
Northeast	33	6	(20)	(13)
South Central	19	21	—	46
West	35	27	42	51
Other	9	5	25	14
Alternative Energy	(9)	(12)	(40)	(42)
Corporate	(87)	(93)	(266)	(293)
Net Income	(1)	(55)	43	306

Retail: Adjusted EBITDA for the third quarter of 2012 was $173 million; $28 million higher than in 2011. Gross margin was favorable by $87 million driven by the acquisition of Energy Plus which added $41 million, with the remaining difference due to increased customer count and usage, lower supply costs and favorable year over year weather impacts. Partially offsetting the higher margin realized in 2012 was an increase in operating costs which were the result of the acquisition of Energy Plus and continued efforts to drive market expansion and customer growth, resulting in an approximate 124,000 increase in customer count since December 31, 2011.

Texas (Generation): Adjusted EBITDA for the third quarter of 2012 was $324 million; $136 million higher compared to the third quarter of 2011. Gross Margin increased $150 million, driven by a combination of 21% higher realized energy margin and improved bi-lateral capacity contracts which together added $194 million. The substantial year-over-year increase in third quarter realized energy margin is largely attributable to the impact of the unprecedented hot weather and resulting ERCOT power price spikes in August of 2011. Partially offsetting the increase was a 13% decline in coal generation due to longer plant outages in 2012.

Northeast: Adjusted EBITDA for the third quarter of 2012 was $58 million; $15 million higher compared to the third quarter of 2011. The increase was driven by higher gross margin of $16 million as the Northeast benefited from additional energy sales to the Company’s retail providers as a result of efforts to expand its retail presence in the region. Also contributing to the positive results were more favorable capacity pricing in the PJM markets and increased revenues resulting from the Reliability Support Services Agreement in Western New York.

South Central: Adjusted EBITDA for the third quarter of 2012 was $31 million; $11 million lower than the third quarter 2011. Gross margin in 2012 decreased by $10 million versus the third quarter of 2011 due to 12% lower average realized prices. The region experienced a 5% decline in coal generation that was partially offset by a 10% increase in generation at Cottonwood as compared to the third quarter of 2011.

West: Adjusted EBITDA for the third quarter of 2012 was $31 million; $3 million lower than the third quarter 2011 due to a decrease in capacity revenues partially offset by an increase in unrealized trading activity.

Alternative Energy: Adjusted EBITDA for the third quarter of 2012 was $24 million; up $29 million from 2011. Gross margin was $55 million, a $45 million increase driven by the addition of the Roadrunner facility, which began commercial operations in late 2011 and the addition of the Company’s Agua Caliente solar facility, which as of September 30, 2012 had reached commercial operations on 230 MWs. Offsetting the improved margin were NRG’s continued development efforts in our other new businesses.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	9/30/12	6/30/12	12/31/11
Cash and Cash Equivalents	1,610	1,149	1,105
Funds deposited by counterparties	76	135	258
Restricted cash	237	208	292
Total Cash and Funds Deposited	1,923	1,492	1,655
Revolver Availability	1,133	1,049	673
Total Liquidity	3,056	2,541	2,328
Less: Funds deposited as collateral by hedge counterparties	(76)	(135)	(258)
Total Current Liquidity	2,980	2,406	2,070
Less: Reserve for 2017 bond redemption(1)	(270)	—	—
Total Current Liquidity, adjusted	2,710	2,406	2,070

(1) On October 24th, NRG redeemed the remaining $270 million outstanding of the 2017 Senior Notes

Total liquidity, adjusted as of September 30, 2012, was $2,710 million, an increase of $640 million from December 31, 2011 driven largely by a $460 million increase in Revolver availability primarily due to the sell-down of the Agua Caliente project. The $55 million decrease in restricted cash is primarily due to reduced collateral requirements for the Company’s solar projects as NRG continues to contribute equity to these projects.  Finally, cash and cash equivalents increased by $235 million due to the following items:

•                  $993 million of adjusted cash flow from operations;

•                  $174 million in proceeds from the sale of Schkopau;

•                  $122 million in proceeds from the sell down of the Agua Caliente project;

•                  Partially offset by $1,013 million of cash outflows consisting of the following items:

•                  $180 million of cash paid for maintenance and environmental capital expenditures (net of financing of $9 million);

•                  $527 million for solar and conventional growth investments (net of debt and third party funding of $1,704 million);

•                  $172 million net paydown of Senior Unsecured Notes and $46 million of scheduled debt amortization; and

•                  $47 million of changes in dividends, restricted cash and other investing and financing activities

Growth Initiatives and Developments

NRG continued to advance its leadership position in sustainable energy including:

Solar

•                  Agua Caliente — As of September 30, 2012, 230 MWs of generation capacity have achieved commercial operation making Agua Caliente the largest operating solar PV project in the United States.  Overall, construction at Agua Caliente is several months ahead of schedule. Power generated by Agua Caliente will be sold under a 25-year power purchase agreement (PPA) with Pacific Gas and Electric Co (PG&E).

•                  CVSR — Construction of the California Valley Solar Ranch project is well advanced, with 22 MWs achieving operation on September 19, 2012. We continue to expect all other phases of the project to be completed earlier than the dates anticipated at the time the project was acquired, with 125 MWs on-line by the end of 2012 and the remaining 125 MWs completed in the third and fourth quarter of 2013. Power from this project will be sold to PG&E under 25-year PPAs.

•                  Ivanpah — Unit 1 (124 MWs) is expected to produce its first steam in January 2013 and be completed and producing power in May 2013. The remaining two units (each at 127 MWs) are currently expected to be completed in the third and fourth quarter of 2013. Power from Units 1 and 3 will be sold to PG&E via two 25-year PPAs, and power from Unit 2 will be sold to Southern California Edison under a 20-year PPA.

•                  Other Solar — NRG Solar also has several other smaller projects under construction that are expected to reach commercial operation within 2012; ranging from the Borrego project (26 MWs under a 25-year PPA with San Diego Gas and Electric) to smaller Distributed Generation scale installations, such as our “showcase” solar projects currently operating or under construction at four NFL stadiums.

Alternative Energy

•                  Petra Nova — Petra Nova continues with the development of its peaking unit at NRG’s WA Parish Generating Station and on August 14, 2012 signed a $24 million lump-sum, turnkey EPC contract.  Petra Nova is targeting a May 2013 commercial operation date, and it is anticipated that the unit will eventually be used as a cogeneration facility dedicated to a Carbon Capture Utilization and Storage Project, sponsored in part by the Department of Energy, at the Parish facility.  The peaking unit is being financed, in part with the proceeds of a $54 million tax-exempt bond financing that was completed on May 3, 2012, of which NRG has drawn $16 million through September 30, 2012.

Guidance Update

Notwithstanding the comparatively mild summer weather on the back of extremely mild weather last winter, NRG is pleased to narrow its adjusted EBITDA guidance for 2012 to the center of the previous range.  For fiscal year 2012, NRG projects $1,875-$1,925 million of adjusted EBITDA on a standalone basis with Wholesale contributing $1,170-$1,195 million, Retail contributing $630-$650 million and Solar projects contributing $75-80 million. The Company is also narrowing its free cash flow before growth investments guidance range to $900-$950 million. For fiscal years 2013 and 2014, NRG also affirms the standalone guidance previously given.

Table 4: 2012 Reconciliation of Adjusted EBITDA Guidance

($ in millions)	11/2/12	8/8/12
Adjusted EBITDA guidance	1,875 – 1,925	1,825 – 2,000
Interest payments	(659)	(605)
Income tax	(30)	(50)
Collateral/working capital/other changes	(36)	(94)
Adjusted cash flow from operations	1,150 – 1,200	1,050 – 1,250
Maintenance capital expenditures,net	(232)	(240)-(260)
Environmental capital expenditures, net	(6)	(5)-(15)
Preferred dividends	(9)	(9)
Free cash flow — before growth investments	900 – 950	800 – 1,000

Note: Subtotals and totals are rounded

2012 Capital Allocation Program

On September 24, 2012, NRG issued $990 million aggregate principal amount at par of 6.625% Senior Notes due 2023. The Company used the net proceeds, $978 million, and additional cash on hand to redeem $820 million of the 2017 Notes through a tender offer at an early redemption percentage of 104.125%, with the remaining $270 million of notes redeemed during October. This refinancing reduces corporate debt by $100 million, decreases annual interest expense by $14 million and creates a single covenant package across credit facilities and debt securities enabling the Company to invest more opportunistically in growth initiatives and enhance its ability to efficiently return capital to all investors.

Earnings Conference Call

On November 2, 2012, NRG will host a conference call at 8:30 am eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrgenergy.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is at the forefront of changing how people think about and use energy. A Fortune 500 company, NRG is a pioneer in developing cleaner and smarter energy choices for our customers: whether as one of the largest solar power developers in the country, or by building the first privately funded electric vehicle charging infrastructure or by giving customers the latest smart energy solutions to better manage their energy use. Our diverse power generating facilities can support over 20 million homes and our retail electricity providers—Reliant, Green Mountain Energy Company and Energy Plus—serve more than two million customers. More information is available at nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, each party’s and the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party’s views of economic and market conditions, and the expected timing of the completion of the proposed transaction.

Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness.

Additional information concerning other risk factors is contained in NRG’s and GenOn’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond NRG’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and NRG does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning NRG, GenOn, the proposed transaction, the combined company or other matters and attributable to NRG, GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information about the Proposed Transaction and Where You Can Find It

In connection with the proposed merger between NRG and GenOn, NRG filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement of NRG and GenOn and that also constitutes a prospectus of NRG. The registration statement was declared effective by the SEC on October 5, 2012. NRG and GenOn first mailed the joint proxy statement/prospectus to their respective stockholders on or about October 10, 2012. NRG and GenOn may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NRG AND GENON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn through the website maintained by the SEC at www.sec.gov. In addition, NRG makes available free of charge at www.nrgenergy.com (in the “Investors” section), copies of materials it files with, or furnish to, the SEC.

Participants In The Merger Solicitation

NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NRG and GenOn in connection with the proposed transaction.  Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012.  Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012.  Other information regarding the participants in the proxy solicitation can be found in the above-referenced registration statement on Form S-4. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Media:	Investors:

Jerianne Thomas	Chad Plotkin
713.537.2087	609.524.4526

Lori Neuman	Stefan Kimball
609.524.4525	609.524.4527

Dave Knox
713.537.2130

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2012	2011	2012	2011

Operating Revenues
Total operating revenues	$2,331	$2,674	$6,359	$6,947
Operating Costs and Expenses
Cost of operations	1,726	2,053	4,618	4,985
Depreciation and amortization	239	238	703	665
Impairment charge on emissions allowance	—	160	—	160
Selling, general and administrative	253	169	681	479
Acquisition-related transaction and integration costs	18	—	18	—
Development costs	9	11	26	32
Total operating costs and expenses	2,245	2,631	6,046	6,321
Operating Income	86	43	313	626
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	4	16	26	26
Impairment charge on investment	(1)	(3)	(2)	(495)
Other income, net	10	5	14	13
Loss on debt extinguishment	(41)	(32)	(41)	(175)
Interest expense	(163)	(164)	(495)	(504)
Total other expense	(191)	(178)	(498)	(1,135)
Loss Before Income Taxes	(105)	(135)	(185)	(509)
Income tax benefit	(113)	(80)	(246)	(815)
Net Income/(Loss)	8	(55)	61	306
Less: Net income attributable to noncontrolling interest	9	—	18	—
Net Income/(Loss) Attributable to NRG Energy, Inc.	(1)	(55)	43	306
Dividends for preferred shares	2	2	7	7
(Loss) /Income Available for Common Stockholders	$(3)	$(57)	$36	$299

(Loss) Earnings Per Share Attributable to NRG Energy, Inc. Common Stockholders

Weighted average number of common shares outstanding — basic	228	240	228	243
Net (Loss)/Income per weighted average common share — basic	$(0.01)	$(0.24)	$0.16	$1.23
Weighted average number of common shares outstanding —diluted	228	240	230	245
Net (Loss)/Income per weighted average common share —diluted	$(0.01)	$(0.24)	$0.16	$1.22
Dividends Per Common Share	$0.09	$—	$0.09	$—

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net Income/(Loss)	$8	$(55)	$61	$306
Other Comprehensive (Loss)/Income net of tax
Unrealized loss on derivatives, net of income tax benefit of $24, $45, $76 and $131	(43)	(76)	(132)	(225)
Foreign currency translation adjustments, net of income tax benefit (expense) of $0, $16, $1 and $4	1	(27)	(1)	(5)
Reclassification adjustment for translation gain realized upon sale of Schkopau, net of income tax benefit of $6,$0,$6 and $0	(11)	—	(11)	—
Available —for-sale securities, net of income tax benefit of ($1), $1, ($1) and $1	2	(1)	2	(2)
Defined benefit plans	—	—	—	1
Other comprehensive loss	(51)	(104)	(142)	(231)
Comprehensive (Loss)/Income	(43)	(159)	(81)	75
Less: Comprehensive income attributable to noncontrolling interest	9	—	18	—
Comprehensive (Loss)/Income Attributable to NRG Energy, Inc.	(52)	(159)	(99)	75
Dividends for preferred shares	2	2	7	7
Comprehensive (Loss)/Income available for common stockholders	$54	$(161)	$(106)	$68

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,610	$1,105
Funds deposited by counterparties	76	258
Restricted cash	237	292
Accounts receivable — trade, less allowance for doubtful accounts of $39 and $23	1,075	834
Inventory	393	308
Derivative instruments	2,677	4,216
Cash collateral paid in support of energy risk management activities	98	311
Prepayments and other current assets	217	273
Total current assets	6,383	7,597
Property, plant and equipment, net of accumulated depreciation of $5,194 and $4,570	15,866	13,621
Other Assets
Equity investments in affiliates	649	640
Note receivable — affiliate and capital leases, less current portion	78	342
Goodwill	1,886	1,886
Intangible assets, net of accumulated amortization of $1,628 and $1,452	1,188	1,419
Nuclear decommissioning trust fund	469	424
Derivative instruments	309	450
Other non-current assets	392	336
Total other assets	4,971	5,497
Total Assets	$27,220	$26,715
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of long-term debt and capital leases	$374	$87
Accounts payable	1,246	808
Derivative instruments	2,462	3,751
Deferred income taxes	15	127
Cash collateral received in support of energy risk management activities	76	258
Accrued expenses and other current liabilities	604	640
Total current liabilities	4,777	5,671
Other Liabilities
Long-term debt and capital leases	10,968	9,745
Nuclear decommissioning reserve	349	335
Nuclear decommissioning trust liability	277	254
Deferred income taxes	1,092	1,389
Derivative instruments	561	464
Out-of-market commodity contracts	161	183
Other non-current liabilities	896	756
Total non-current liabilities	14,304	13,126
Total Liabilities	19,081	18,797
3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	249
Commitments and Contingencies
Stockholders’ Equity
Common stock	3	3
Additional paid-in capital	5,388	5,346
Retained earnings	4,002	3,987
Less treasury stock, at cost — 76,505,718 and 76,664,199 shares, respectively	(1,920)	(1,924)
Accumulated other comprehensive (loss) income	(68)	74
Noncontrolling interest	485	183
Total Stockholders’ Equity	7,890	7,669
Total Liabilities and Stockholders’ Equity	$27,220	$26,715

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30
	2012	2011
	(In millions)
Cash Flows from Operating Activities
Net income	$61	$306
Adjustments to reconcile net loss to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	8	8
Depreciation and amortization	703	665
Provision for bad debts	40	41
Amortization of nuclear fuel	29	31
Amortization of financing costs and debt discount/premiums	25	25
Loss on debt extinguishment	8	58
Amortization of intangibles and out-of-market commodity contracts	108	118
Amortization of unearned equity compensation	27	14
Changes in deferred income taxes and liability for uncertain tax benefits	(261)	(829)
Changes in nuclear decommissioning trust liability	25	20
Changes in derivative instruments	360	(201)
Changes in collateral deposits supporting energy risk management activities	213	7
Impairment charge on investment	—	481
Impairment charge on emission allowances	—	160
Cash used by changes in other working capital	(288)	(236)
Net Cash Provided by Operating Activities	1,058	668
Cash Flows from Investing Activities
Acquisitions of business, net of cash acquired	(40)	(352)
Capital expenditures	(2,474)	(1,355)
Increase in restricted cash, net	(96)	(92)
Decrease /(increase) in restricted cash to support equity requirements for U.S. DOE funded projects	151	(316)
(Increase)/decrease in notes receivable	(22)	27
Purchase of emissions allowances	(8)	(27)
Proceeds from sale of emission allowances	8	6
Investments in nuclear decommissioning trust fund securities	(341)	(314)
Proceeds from sales of nuclear decommissioning trust fund securities	316	294
Proceeds from renewable energy grants	49	—
Proceeds from sale of assets, net of cash disposed of	137	14
Investments in unconsolidated affiliates	—	(17)
Other	(9)	(29)
Net Cash Used by Investing Activities	(2,329)	(2,161)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(28)	(7)
Payment for treasury stock	—	(378)
Net payments for settlement of acquired derivatives that include financing elements	(65)	(61)
Sale proceeds and other contributions from noncontrolling interests in subsidiaries	316	—
Proceeds from issuance of long-term debt	2,541	5,710
Decrease in restricted cash supporting funded letter of credit	—	1,300
Payment for settlement of funded letter of credit facility	—	(1,300)
Proceeds from issuance of common stock	—	2
Payment of debt issuance and hedging costs	(30)	(149)
Payments for short and long-term debt	(955)	(5,450)
Net Cash Provided/(Used) by Financing Activities	1,779	(333)
Effect of exchange rate changes on cash and cash equivalents	(3)	2
Net Increase/( Decrease) in Cash and Cash Equivalents	505	(1,824)
Cash and Cash Equivalents at Beginning of Period	1,105	2,951
Cash and Cash Equivalents at End of Period	$1,610	$1,127

Appendix Table A-1: Third Quarter 2012 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/ (loss)

(dollars in millions)	Retail	Texas	Northeast	South Central	West	Other Conventional	Alt. Energy	Corp.	Total
Net Income/(Loss)	(300)	299	33	19	35	9	—	(87)	8
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	(9)	—	(9)
Income Tax	—	—	—	—	—	—	—	(113)	(113)
Interest Expense	1	—	4	5	1	3	12	137	163
Depreciation, Amortization and ARO Expense	41	116	32	23	4	4	18	4	242
Loss on Debt Extinguishment	—	—	—	—	—	—		41	41
Amortization of Contracts	16	13	—	(6)	—	—	—	—	23
EBITDA	(242)	428	69	41	40	16	21	(18)	355
Transaction Costs	—	—	—	—	—	—	—	14	14
Legal Settlement	—	—	—	14	—	—	—	—	14
Asset and Investment Write-offs	—	7	—	—	—	—	—	4	11
MtM losses/(gains)	415	(111)	(11)	(24)	(9)	—	3	—	263

Adjusted EBITDA	173	324	58	31	31	16	24	—	657

Appendix Table A-2: Third Quarter 2011 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/ (loss)

(dollars in millions)	Retail	Texas	Northeast	South Central	West	Other Conventional	Alt. Energy	Corp.	Total
Net Income/(Loss)	36	(45)	6	21	27	5	(12)	(93)	(55)
Plus:
Income Tax	—	—	—	—	—	2	—	(82)	(80)
Interest Expense	1	—	11	11	—	4	5	132	164
Depreciation, Amortization and ARO Expense	48	118	33	23	2	4	7	4	239
Loss on Debt Extinguishment	—	—	—	—	—	—	—	32	32
Amortization of Contracts	25	14	—	(6)	—	—	—	—	33
EBITDA	110	87	50	49	29	15	—	(7)	333
Asset and Investment Write-offs	—	168	—	—	—	—	—	3	171
MtM losses/(gains)	35	(67)	(7)	(7)	5	—	(5)	—	(46)

Adjusted EBITDA	145	188	43	42	34	15	(5)	(4)	458

Appendix Table A-3: YTD Third Quarter 2012 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/ (loss)

(dollars in millions)	Retail	Texas	Northeast	South Central	West	Other Conventional	Alt. Energy	Corp.	Total
Net Income/(Loss)	504	(202)	(20)	—	42	25	(22)	(266)	61
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	(18)	—	(18)
Income Tax	—	—	—	—	—	4	—	(250)	(246)
Interest Expense	3	—	13	14	1	10	34	420	495
Depreciation, Amortization and ARO Expense	126	345	97	69	11	12	41	8	709
Loss on Debt Extinguishment	—	—	—	—	—	—		41	41
Amortization of Contracts	83	32	—	(15)	—	1	—	—	101
EBITDA	716	175	90	68	54	52	35	(47)	1,143
Transaction Costs	—	—	—	—	—	—	—	23	23
Legal Settlement	—	—	—	14	20	—	—	—	34
Asset and Investment Write-offs	—	8	—	—	—	—	—	5	13
MtM losses/(gains)	(212)	506	(7)	2	(6)	—	—	—	283

Adjusted EBITDA	504	689	83	84	68	52	35	(19)	1,496

Appendix Table A-4: YTD Third Quarter 2011 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/ (loss)

(dollars in millions)	Retail	Texas	Northeast	South Central	West	Other Conventional	Alt. Energy	Corp.	Total
Net Income/(Loss)	350	193	(13)	46	51	14	(42)	(293)	306
Plus:
Income Tax	(3)	—	—	—	—	6	—	(818)	(815)
Interest Expense	3	(16)	38	32	1	12	12	422	504
Depreciation, Amortization and ARO Expense	114	349	90	65	9	11	22	10	670
Loss on Debt Extinguishment	—	—	—	—	—	—	—	175	175
Amortization of Contracts	118	43	—	(16)	—	—	—	—	145
EBITDA	582	569	115	127	61	43	(8)	(504)	985
Asset and Investment Write-offs	—	168	—	—	—	—	—	495	663
MtM losses/(gains)	(78)	(95)	(21)	(21)	(2)	—	(1)	—	(218)

Adjusted EBITDA	504	642	94	106	59	43	(9)	(9)	1,430

Appendix Table A-5: YTD Third Quarter 2012 Free Cash Flow before Growth Investments Reconciliation

The following table summarizes the calculation of free cash flow before growth investments and adjusted cash flow from operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Net Cash Provided by Operating Activities	1,058	668
Less: Reclassifying of net payments for settlement of acquired derivatives that include financing elements	(65)	(61)
Adjusted Cash Flow from Operating Activities	993	607
Maintenance Capital Expenditures	(151)	(163)
Environmental Capital Expenditures, net	(29)	(23)
Preferred Dividends	(7)	(7)
Free Cash Flow — Before Growth Investments	806	414

EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates.

Free cash flow (before growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow as a measure of cash available for discretionary expenditures.